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                                                                   Exhibit 10.18

                            COVENANT NOT TO COMPETE
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          This Covenant Not to Compete ("Agreement"), dated as of October 14,
1994, is executed and delivered by ROBERT C. BEASLEY, an individual ("Beasley") to COMPS InfoSystems, Inc., a Delaware corporation (the "Company"), and is made contemporaneously with the repurchase by the Company of certain shares of the Company's stock held by Beasley (the "Repurchased Shares").

                                    RECITALS
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          A.  The Company is engaged in the business of providing business information relating to real estate (the "Business").

          B. Concurrently with the execution and delivery hereof, the Company is acquiring the Repurchased Shares pursuant to a Repurchase Agreement between the Company and Beasley dated on even date herewith (the "Repurchase Agreement").

          C. Beasley acknowledges and agrees that he has technical expertise associated with the Business and is well known in the real estate information industry. In addition, Beasley has valuable business contacts with clients and potential clients of the Business and with professionals in the real estate information industry. Furthermore, Beasley's reputation and goodwill are an integral part of the Company's business success throughout the areas where it conducts the Business. Since Beasley has the ability to compete with the Company in the operation of the Business, the Company therefore desires that Beasley enter into this Agreement. But for Beasley's entry into this Agreement, the Company would not have entered into the Repurchase Agreement with Beasley. Beasley, in exchange for the consideration to be paid under the Repurchase Agreement and the consideration described herein, is willing to enter into this Agreement.

                                   AGREEMENT
                                   ---------

          NOW THEREFORE, as a material inducement to the Company to acquire the Repurchased Shares, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

          1.  Term and Consideration.  The term of this Agreement shall commence
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on the dated hereof (the "Closing Date") and shall expire on the seventh anniversary of the Closing Date (the "Term"). As consideration, Beasley shall be paid $4,336 on a monthly basis beginning with November, 1994 and ending in May, 1996.

          2.  Covenant Not to Compete.  Unless acting in accordance with the
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Company's prior written consent, Beasley shall not, directly or indirectly, own, manage, join, operate or control, or participate in the ownership, management, operation or control of, or be connected as a director, officer, employee, partner, consultant or otherwise with, or permit his name to be used by or in connection with, any profit or non-profit business or organization that engages in the business of providing real estate information in the States of California or Arizona, it being understood that the foregoing shall not limit Beasley from
(a) making passive
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investments of less than 5% of the outstanding equity securities in any entity listed for trading on a national stock exchange or quoted on any recognized automatic quotation system, or (b) acting as an officer of the Company.

          3.  No Solicitation of Customers or Employees.  Beasley agrees that:
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              (a) during the Term, Beasley shall not, directly or indirectly, call on or solicit or divert or take away from the Company (including without limitation by divulging to any competitor or potential competitor of the Company) any person, firm, corporation or other entity who is or which at the Closing Date was a customer of the Company or whose identity is known to Beasley at the Closing Date as one whom the Company intends to solicit; and

              (b) during the Term, Beasley shall not, directly or indirectly, solicit or seek to hire or offer employment to any employee of the Company or any employee of any successor or affiliate of the Company which is engaged in the real estate information business, unless the employment of such employee is terminated or the Company gives written consent to such employment or offer of employment.

          4.  Severability of Provisions.  In the event that the provisions of
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Section 2 and Section 3 ever be adjudicated by a court of competent jurisdiction to exceed the time or geographic or other limitations permitted by applicable law, then such provisions shall be deemed reformed to the maximum time or geographic or other limitations permitted by applicable law, as determined by such court in such action. Without limiting the foregoing, the covenants contained herein shall be construed as separate covenants, covering their respective subject matters, with respect to (a) each of the separate cities, counties and states of the United States, in which the Company or its successors now transacts any business, (b) each business now conducted by any of the Company or its successors, and (c) the Company and its successors separately.

          6.  Injunctive Relief.  Beasley acknowledges that (a) the provisions
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of Section 2 and Section 3 are reasonable and necessary to protect the legitimate interests of the Company, and (b) any violation of Section 2 or
Section 3 will result in irreparable injury to the Company, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such violation would not be reasonable or adequate compensation to the Company for such a violation. Accordingly, Beasley agrees that if Beasley violates the provisions of Section 2 or Section 3, in addition to any other remedy which may be available at law or in equity, the Company shall be entitled to specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual damages.

          7.  Notices.  All notices, requests, demands and other communications
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which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if given in the manner and to the address(es) set forth below:

          If to Beasley:

              Robert C. Beasley
              3411-A Reynard Way
              San Diego, CA 92103
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          If to the Company:

          COMPS InfoSystems, Inc.
              9888 Carrol Centre Road
              San Diego, CA 92126
              Attn: President

          8.  Entire Agreement; Amendments and Waivers.  This Agreement and the
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Repurchase Agreement constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a continuing waiver unless otherwise expressly provided. The parties expressly acknowledge that they have not relied upon any prior agreements, understandings, negotiations and discussions, whether oral or written.

          9.  Assignment.  Neither this Agreement nor any of the rights or
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obligations hereunder may be assigned by any party without the prior written consent of the other parties except that the Company may, without such consent, assign all such rights and obligations to a wholly-owned subsidiary (or a partnership controlled by the Company) or subsidiaries of the Company or to a successor in interest to the Company which shall assume all obligations and liabilities hereunder.

         10.  Attorneys' Fees and Arbitration.  The parties acknowledge and
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agree that time is of the essence in resolving any dispute that may arise in connection with this Agreement. Except as set forth herein, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, that cannot be resolved between the parties in a timely manner shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). The expenses of the arbitration, including the arbitrators' fees, expert witness fees, and attorneys' fees, may be awarded to the prevailing party, in the discretion of the arbitrator, or may be apportioned among the parties in any manner deemed appropriate by the arbitrator. Unless and until the arbitrator decides that one party is to pay for all (or a share) of such expenses, each party to the dispute shall bear its own fees and costs arising in connection with the enforcement of the Agreement. Not withstanding the foregoing, the Company, in accordance with the provisions of Section 5 of this Agreement, may seek equitable enforcement of the terms of this Agreement in any court of competent jurisdiction.

         11.  Choice of Law.  This Agreement shall be construed, interpreted
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and the rights of the parties determined in accordance with the laws of the
State of California.
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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

"COMPANY"

/s/  Christopher A. Crane
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COMPS InfoSystems, Inc.
a Delaware corporation

By:  Christopher A. Crane
Its:  President

"BEASLEY"

/s/  Robert C. Beasley
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Robert C. Beasley